EXHIBIT 10.70
    Agreement for Aircraft Starting Battery Distribution


This agreement is made this 13th day of February, 1996, by and between Electrosource, Inc., Delaware Corporation, having its principal place of business at 3800 B Drossett Dr., Austin, Texas, 78744-1131 (hereinafter referred to as "Electrosource"), and Horizon Aircraft, Inc., a Texas corporation whose address is 1710 Travelair, Houston, Texas, 77061 (hereinafter referred to as the "Distributor"). Electrosource and Distributor are hereinafter collectively referred to as the "Parties," and from time to time may be individually referred to as a "Party."

                          Recitals

Whereas, Electrosource is developing a certain proprietary lead acid battery for use in aviation applications, which battery is part of the Horizon family of Electrosource batteries (hereinafter known as "Batteries" or "Products"), and

Whereas Distributor wishes to join with Electrosource to further develop, obtain necessary certifications and market the Battery for an aviation applications, and

Whereas   Electrosource  wishes  to  grant  a   license   to
Distributor   for   distribution   of   the   Battery,   and
Electrosource wishes to become a co-owner of Distributor,

Now   therefore  in  consideration  of  the  covenants   and
conditions herein contained, the Parties agree as follows:

  1.Distribution  License.  Electrosource  hereby  grants
  to   Distributor  a  worldwide,  exclusive   right   to
  distribute  its  products  for  aviation  applications.
  "Aviation Applications" includes starting applications for all aircraft, including helicopters and military aircraft which are the same or similar to civilian counterparts, but excludes tactical military aircraft
  (fixed wing and rotary).

  2.Term. The initial term of the license shall be for fifteen years. In addition, Distributor may elect to extend this agreement on the same terms for an additional fifteen year period by notifying Electrosource of such election in writing on or before ninety (90) days from the end of the initial term.

  3.Certification,   Test   Marketing   and   Production.
  Distributor shall use all reasonable efforts to  obtain
  United  States Federal Aviation Administration  ("FAA")
  certification  of  the  Battery  for  use  in  Aviation
  Applications.  The Distributor shall also use its  best
  efforts  to  obtain  necessary certifications  in  such
  other   countries  as  Distributor  in  its  discretion
  believes are necessary. Distributor shall also use its best efforts to test and test market the Battery, perform market research and investigate the utility, pricing, performance, size and other specifications necessary for Aviation Applications.

  4.Production.     If    market   research    and    FAA
  certification  demonstrate an adequate  and  profitable
  market  for  the  Batteries for  both  Distributor  and
  Electrosource as determined from a good faith financial
  analysis based upon projected sales, prices and  costs,
  then Electrosource will use its best reasonable efforts
  to  make  Batteries available in commercial  quantities
  and in amounts requested by Distributor.  Electrosource
  will provide for the necessary manufacturing equipment,
  facility improvements, etc. at its cost.   If, however,
  FAA certification is not obtained within two years from
  the  date  hereof or if the Distributor  cannot  within
  such  time period demonstrate the reasonable likelihood
  of  an  adequate  market  for  Batteries  in  light  of
  projected costs for both Parties, then either Party may
  terminate  this  Agreement  upon  thirty  days  advance
  written   notice  to  the  other.   If  production   is
  initiated, a good faith financial analysis will also be performed each year thereafter with respect to the prior year's results and projections for the next calendar year. If such analysis does not demonstrate a reasonable likelihood of a reasonable profit in the future to each of Electrosource and Distributor, then either party may terminate this agreement upon ninety days notice to the other. The financial analysis will include the opportunity for each party to examine the books, records and accounts of the other to verify costs, revenues and other relevant matters and to provide input into such analysis.

  5.Electrosource    Assistance.    Electrosource    will
  provide a reasonable number of prototype batteries  for
  testing,   certification   and   test   marketing    to
  Distributor free of charge. Electrosource will also provide such promotional, educational and consulting support to Distributor as is reasonably necessary and appropriate to assist Distributor in its certification, market research and marketing hereunder. Electrosource will assist Distributor in advertising the Batteries, including without limitation, sharing camera-ready art work without charge and paying the cost of national advertising for its Batteries.

  6.Distributor's  Duties.  In  addition  to  the  duties
  outlined in paragraph 3 above, Distributor shall also:
       a.  Organize,  train and maintain a  competent  sales force,
       b.  Provide  central warehousing,  receiving, shipping, credit extension,
           billing and other facilities  and  services  as  necessary   to
           maximize sales of the Battery,
       c. Use its best efforts to promote sales of Batteries in the United States and on a worldwide basis, but concentrating on the countries that Distributor in its discretion believes are most appropriate in order to maximize sales and profits, and
       d. Comply with all legal and professional requirements pertaining to the conduct of its business and refrain from any illegal, deceptive, misleading or unethical acts and practices.

  7.Orders,  Product and Product Changes.   Electrosource
  will use its best reasonable efforts to fill all orders
  for  Batteries received from Distributor, but  reserves
  the  right to reject orders that it deems itself unable
  to  fill  on  a reasonable basis and may condition  its
  acceptance of orders on Distributor's adherence to such
  credit  and other terms and conditions as Electrosource
  may  establish  from  time  to  time  in  keeping  with
  industry   standards.   Electrosource  will  not   make
  modifications  to any Batteries that have  received  or
  are  undergoing  certification from  the  FAA  if  such
  changes   are  expected  to  impair  FAA  certification
  without the prior consent of Distributor, which consent will not be unreasonably withheld or delayed.

  8.Product   Price   and  Payment.   Distributor   shall
  purchase  Batteries from Electrosource for distribution
  at  such  price and on such terms as may be established
  by  Electrosource from time to time in  recognition  of
  market  conditions based upon information  supplied  by
  Distributor.   In  general,  it  is  anticipated   that
  Batteries  will  be  sold  to Distributor  at  a  sixty
  percent (60%) discount from retail market price  as  it
  is  set from time to time, plus insurance, freight  and
  other costs of shipment.  The parties will discuss from
  time  to time possible adjustments to this discount  in
  response  to market conditions.  Payment for  batteries
  shall  be  due from Distributor within thirty  days  of
  receipt  of the invoice from Electrosource.  Late  fees
  and interest will be added to late payments.  Batteries
  will  be  shipped  in accordance with  good  commercial
  practice,  FOB Electrosource's loading dock.   Risk  of
  loss or damage for transfer, use, handling, storage or disposal of Batteries will pass to Distributor once the batteries are placed in shipment by Electrosource.

  9.Product  Alterations.   Distributor  shall  not  mix,
  repackage  or  otherwise alter or modify the  Batteries
  without  the  prior  written consent of  Electrosource.
  Any  improvements made to the Battery  by  Distributor,
  including   any   patentable   inventions   or    other
  intellectual  property  enhancements,  shall   be   the
  property of Electrosource. FAA certification of the Batteries shall not be considered to be such an improvement, invention or enhancement.

  10.     Trademarks,    Tradenames    and    Copyrights.
  Electrosource  grants to Distributor for  the  term  of
  this  agreement a non-exclusive, non-transferable right
  to  use  the trademarks and tradenames associated  with
  the  Batteries for Aviation Applications and  to  copy,
  reproduce  and  use copyrighted material  furnished  by
  Electrosource  to Distributor.  Use of  the  trademarks
  and   tradenames  is  strictly  conditioned  upon  full
  compliance    of   this   Agreement   by   Distributor.
  Distributor  may  market  products  under  a  tradename
  selected  by it provided such tradename uses  the  mark
  "Horizon"   and  provided  further  that  Electrosource
  consents to such name, which consent will not be unreasonably withheld or delayed.

  11.  Representations and Warranties.
       a. Electrosource warrants that the Batteries, to the best of its knowledge, do not infringe upon any copyrights, patents or any other intellectual property rights validly registered in the United States.
       b. Electrosource shall initially sell all prototype batteries on a "AS IS" basis.

                Electrosource HEREBY DISCLAIMS ANY AND ALL
                WARRANTIES, EXPRESSED OR IMPLIED,  INCLUDING,
                WITHOUT     LIMITATION,     WARRANTIES     OF
                MERCHANTABILITY AND FITNESS FOR A  PARTICULAR PURPOSE.

       c.  When  the  Battery is made available  for
           commercial  sale  for  Aviation  Applications
           Distributor and Electrosource will agree upon
           an appropriate warranty for such products.
       d.  ELECTROSOURCE SHALL IN NO EVENT BE LIABLE
           FOR  ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES,
           WHETHER OR NOT FORESEEABLE, ARISING OUT OF OR
           IN CONNECTION WITH ANY BREACH OF ANY WARRANTY
           HEREUNDER.   Any  claim for  warranty  breach
           shall  be submitted in writing within  thirty
           business   days   after   such   breach    is
           discovered, and shall be accompanied within a reasonable time thereafter by the Battery for which the warranty is allegedly breached.

  12.   Nature  of Relationship.  Distributor  shall  not
  have  the  right or authority to obligate Electrosource
  in connection with any order, contract, sales agreement
  or  credit  agreement and shall not make any warranties
  concerning   the   Battery  except   as   provided   by
  Electrosource  and  shall  not  otherwise  act  or   be
  considered as an employee or agent of Electrosource.

  13. Ownership Interest in Distributor. Electrosource, in consideration of the grant of the license herein to Distributor, shall be entitled to receive immediately upon execution hereof stock representing twenty-five percent (25%) of the outstanding shares, calculated after such issuance to Electrosource, of any and all classes of stock in Distributor. Electrosource shall also be entitled to proportionate representation on the board of directors of Distributor. Without dilution to Electrosource's percentage ownership, Distributor shall otherwise obtain the necessary funds to carry out its initial operations hereunder (that is, through FAA certification), provided that Electrosource's interest in Distributor cannot be reduced below twenty-five percent without good cause and without Electrosource's prior written consent. Thereafter, all shareholders shall have pre-emptive rights as to future sales of stock in Distributor to the extent of such Parties` percentage ownership in Distributor. Any shareholder who chooses not to exercise such pre-emptive rights may suffer dilution of its ownership percentage.

  14.   Reliance  on  Personnel.  It  is  understood  and
  agreed  that Electrosource is relying a large  part  on
  the  expertise of Eugene H. Dukes and David Rogers, who
  are  principals in Distributor.  The Distributor agrees
  to  assign and make available Dukes and Rogers  to  the
  business   of  this  agreement  for  an  extended   and
  substantial period of time.

  15. Selling Shareholder Agreement. Electrosource and the Distributor shall cause a Shareholders Agreement to be entered into between Electrosource and Distributor's other two shareholders such that Electrosource, Eugene
  H. Dukes and David Rogers shall each have a right of first refusal for sale of stock in Distributor by the others.

  16. Books and Records. Distributor shall maintain and make available for inspection by Electrosource ordinary and necessary books and records of its accounts.

  17.    Exports.   Electrosource  and  Distributor   are
  subject   to   United  States  laws   and   regulations
  controlling  the  export  of technical  data,  computer
  software   and  other  commodities,  and  any   exports
  hereunder are contingent upon compliance with any applicable United States export laws and regulations.
  Export of commodities to certain foreign countries may also require a license or permission from relevant
  United States agencies and no such exports will be made by Distributor without necessary approvals.

  18.   Arbitration.   All  disputes,  controversies   or
  differences which may arise between the parties out  of
  or   in   connection  with  this  agreement,   or   the
  interpretation or breach thereof, shall be  settled  by
  arbitration in Austin, Texas pursuant to the commercial
  arbitration   rules   of   the   American   Arbitration
  Association.

  19.   Assignment.  Neither Party to this agreement  may
  assign   this  agreement  or  any  of  its   right   or
  obligations hereunder without the prior written consent of the other Party.


IN WITNESS WHEREOF the Parties have executed this agreement as of the day first above written.

Electrosource, Inc.           Distributor:  Horizon Aviation, Inc.


       /s/                            /s/
by:    Michael G. Semmens     by:     David Rogers

title: President/CEO          title:  President

date:  2/13/1996              date:   2/14/96